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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-A/A

                                ---------------

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                                  USW-C, INC.

                        (to be renamed "U S WEST, Inc.")
             (Exact name of registrant as specified in its charter)

             DELAWARE                           84-0953188
    (State of incorporation or       (I.R.S. Employer Identification
           organization)                           No.)

      1801 CALIFORNIA STREET                      80202
         DENVER, COLORADO                       (zip code)
  (Address of principal executive
             offices)
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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

     TITLE OF EACH CLASS       NAME OF EACH EXCHANGE ON WHICH
     TO BE SO REGISTERED       EACH CLASS IS TO BE REGISTERED
-----------------------------  ------------------------------
   Common Stock, par value        New York Stock Exchange
       $.01 per share

   Junior Preferred Stock         New York Stock Exchange
       Purchase Rights
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    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.  /X/

    If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Information Instruction A.(d), check the following box.  / /

    Securities Act registration statement file number to which this form relates.

                        ___333-45765___  (if applicable)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                   ___None___
                                (TITLE OF CLASS)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    A description of the Common Stock, par value $.01 per share, of the Registrant, and the attached Series A Junior Preferred Stock Purchase Rights, is contained under the caption "Chapter 8: Capital Stock-New U S WEST Capital
Stock" in the Registrant's Registration Statement on Form S-4 (File No.
333-45765), filed with the Securities and Exchange Commission, and is incorporated herein by reference.

ITEM 2.  EXHIBITS.

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
   EXHIBIT
   NUMBER                                                         DESCRIPTION
-------------             -------------------------------------------------------------------------------------------
      1               --  Restated Certificate of Incorporation of U S WEST, Inc. (incorporated by reference to
                          Exhibit 3-A to the Registrant's Registration Statement on Form S-4, File No. 333-45765)

      2               --  Bylaws of U S WEST, Inc. (incorporated by reference to Exhibit 3-B to the Registrant's
                          Registration Statement on Form S-4, File No. 333-45765)

      3               --  Rights Agreement between USW-C, Inc. (to be renamed U S WEST, Inc.) and State Street Bank and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4-A to the
                          Registrant's Registration Statement on Form S-4, File No. 333-45765)
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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 12, 1998

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
                                USW-C, INC.
                                (to be renamed "U S WEST, Inc.")

                                By:  /s/ THOMAS O. MCGIMPSEY
                                     -----------------------------------------
                                     Name: Thomas O. McGimpsey, Esq.
                                     Title: Assistant Secretary
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